UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 19, 2007

Date of Report (Date of earliest event reported)

NPS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23272	87-0439579
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

383 Colorow Drive

Salt Lake City, Utah 84108

(Address of principal executive offices)

(801) 583-4939

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 19, 2007, NPS Pharmaceuticals, as sub-tenant, and Celanese Americas Corporation, as sub-landlord, entered into a sublease agreement for approximately 33,500 square feet of office space located at 550 Hills Drive, Bedminster, New Jersey. NPS intends to move its corporate headquarters to Bedminster upon the expiration of its Parsippany, New Jersey lease in October 2007. The sublease will commence on the date Celanese obtains the consent of its landlord to the sublease and will continue thereafter until February 29, 2010. In the event that Celanese fails to obtain landlord consent within 35 days from the sublease execution date, the sublease and NPS’ obligations thereunder will terminate. NPS will pay base rent of $44,687 per month for the term of the sublease. NPS, however, is not required to pay rent for the first four (4) months of the term and, thereafter, is not required to pay rent attributable to 13,000 square feet of the premises for an additional six (6) months. Celanese is responsible to pay all real estate taxes and operating expenses under the sublease, except for electricity expenses, which NPS is responsible to pay.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2007	NPS PHARMACEUTICALS, INC.

	By:	/s/ VAL R. ANTCZAK
Val R. Antczak, Senior Vice President, Legal Affairs, General Counsel and Secretary